NEWS RELEASE
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                                               CONTACT: Tom Armstrong
                                                        Kevin McDermed
                                                        913 367 2121

                          ATCHISON CASTING CORPORATION
                           ANNOUNCES AGREEMENT TO SELL
                            ITS CORE OPERATING ASSETS

         Atchison, Kan (November 19, 2003) - Atchison Casting Corporation
(OTCBB: AHNCQ.PK) today announced that it had entered into a definitive agreement to sell its remaining operating assets out of bankruptcy to KPS
Special Situations Fund II, L.P. Under the terms of the agreement, KPS will form a new company to purchase five business units of Atchison for a total consideration of $40 million. The proposed transaction remains subject to a number of conditions including the completion of new labor agreements with
Atchison's two trade unions (the United Steelworkers of America and Glass,
Molders, Pottery, Plastics and Allied Workers International unions), the completion of environmental review and other customary legal and business conditions. In addition, the terms of the agreement will be subject to more favorable offers for the Atchison assets at a standard bankruptcy auction. KPS and Atchison expect to complete the transaction in December 2003.

         After the sale of substantially all of the assets of the Inverness
Castings Group on October 31, 2003, the remaining five business units that continue to operate and are being sold to KPS are: Atchison Steel Castings based in Atchison, Kansas and St. Joseph, Missouri; Amite Foundry based outside of New
Orleans, Louisiana; Prospect Foundry based in Minneapolis, Minnesota; London
Precision Machine based in London, Ontario; and ACC Global based in Houston,
Texas. Atchison Steel Castings is a leader in carbon and low alloy, large, complex steel castings. Amite Foundry's capabilities in the production of large steel castings compliments Atchison Steel Castings. Prospect Foundry is a leader in gray and ductile iron castings. London Precision machines steel castings, typically to tolerances within 0.10 thousandths of an inch. ACC Global identifies specific customer needs and then finds low cost, but high quality suppliers, primarily in China and Mexico.

         "We are very pleased to have attracted the support of KPS as a likely investor group to bring this company out of bankruptcy," said Tom Armstrong,
Chief Executive Officer of ACC. "Their experience with the bankruptcy process and expertise in implementing successful turnarounds as well as their capital will be invaluable to the future of the Atchison Companies. This should preserve jobs for our employees while providing stability for our customers and suppliers."

         "We are confident that a KPS acquisition of Atchison will strengthen the business through continued cost reduction, strategic investment of capital equipment and a significantly improved financial structure," said Stephen
Presser, a Principal at KPS. "We look forward to working with

                          ATCHISON CASTING CORPORATION
      400 SOUTH FOURTH STREET o P.O. BOX 188 o ATCHISON, KANSAS 66002-0188
                     o (913) 367-2121 o FAX (913) 367-2155

Atchison's management team, employees, and unions to enhance the company's premiere position in the foundry industry. Tom Armstrong is expected to remain with the new company."

         ACC produces iron, steel and non-ferrous castings for a wide variety of equipment, capital goods and consumer markets.

         The KPS Special Situations Funds are a family of private equity funds focused on constructive investing in restructurings, turnarounds and other special situations. KPS has created new companies to purchase operating assets out of bankruptcy; establish stand-alone entities to operate divested assets;
and recapitalized high leveraged public and private companies. KPS invests its capital concurrently with a cost reduction program, capital investment and financial restructuring of the company's liabilities either in or out of bankruptcy.

         This press release contains forward-looking statements that involve risks and uncertainties. Such statements include the company's expectations as to future performance. Among the factors that could cause actual results to differ materially from the forward-looking statements are the following:
business conditions and the state of the general economy, particularly the capital goods industry, the satisfaction of the conditions to the agreement, including the successful conclusion of union contract negotiations, the possibility of other offers, the need for bankruptcy court approval, and the many uncertainties involved in operating a business in reorganization under
Chapter 11.

                          ATCHISON CASTING CORPORATION
      400 SOUTH FOURTH STREET o P.O. BOX 188 o ATCHISON, KANSAS 66002-0188
                     o (913) 367-2121 o FAX (913) 367-2155